Buyer's Settlement Statement

Slepian & Schwartz, LLC
42 Eastbrook Bend
Peachtree City, GA 30269
Phone: (770)486-1220 Fax: (770)631-2340

Settlement Date: 07/27/2022
Disbursement Date: 07/27/2022
File Number: 22-0977-JEN
Buyer: 3900 DEMOONEY, LLC
3015 R N MARTIN STREET
East Point, GA 30344

Property location: 3900 DEMOONEY RD
ATLANTA, GA 30349

Seller: LEO CHEN CHU CHANG and MANDY MAN-MEI CHANG
7350 E. ELLSWORTH AVE
DENVER, CO 80230

	Buyer Debit	Buyer Credit
Financial Consideration		
Sale Price of Property	850,000.00	
Deposit		25,000.00
Deposit		15,000.00
Prorations/Adjustments		
01/01/22 - 07/27/22		3,656.85
Escrow/Title Charges		
Attorney's Fee to Slepian & Schwartz, LLC	495.00	
Title Exam/Review Fee to Slepian & Schwartz, LLC	350.00	
Wire Fees to Slepian & Schwartz, LLC	32.00	
Owner's Title Insurance to Slepian & Schwartz, LLC Coverage: 850,000.00 Premium: 3,790.00 Version: ALTA Homeowners Policy One-to-Four Family (12/2/13)	3,790.00	
Recording Charges		
Recording Fees to Clerk of Superior Court	50.00	
Transfer Tax to Clerk of Superior Court	850.00	
Subtotals	855,567.00	43,656.85
Balance Due FROM Buyer		811,910.15
TOTALS	855,567.00	855,567.00

Buyer

3900 DEMOONEY, LLC

BY:____________________(SEAL)
JERMAINE D MORRISON
MANAGER

____
Slepian & Schwartz, LLC
Settlement Agent

Seller's Settlement Statement

Slepian & Schwartz, LLC
42 Eastbrook Bend
Peachtree City, GA 30269
Phone: (770)486-1220 Fax: (770)631-2340

Settlement Date: 07/27/2022
Disbursement Date: 07/27/2022
File Number: 22-0977-JEN
Buyer: 3900 DEMOONEY, LLC
3015 R N MARTIN STREET
East Point, GA 30344
Property location: 3900 DEMOONEY RD
ATLANTA, GA 30349
Seller: LEO CHEN CHU CHANG and MANDY MAN-MEI CHANG
7350 E. ELLSWORTH AVE.
DENVER, CO 80230

	Seller Debit	Seller Credit
Financial Consideration		
Sale Price of Property		850,000.00
Prorations/Adjustments		
01/01/22 - 07/27/22	3,656.85	
Other Loan Charges		
Invoice to EVERGREEN LANDSCAPE AND MORE	750.00	
Payoffs		
Wire Fee - Seller Proceeds to Slepian & Sch wartz LLC - Title Account	32.00	
Recording Charges		
Commission - Listing Agent to SOUTHERN CLASSIC REALTORS	21,250.00	
Commission- Selling Agent to VIRTUAL PROPERTIES REALTY.COM	21,250.00	
FMLS Fee to SOUTHERN CLASSIC REALTORS	1,020.00	
Subtotals	$ 47,958.85	$850,000.00
Balance Due TO Seller	802,041.15	
TOTALS	$850,000.00	$850,000.00

Seller:

(SEAL)
LEO CHEN CHU CHANG

(SEAL)
MANDY MAN-MEI CHANG

Slepian & Schwartz, LLC
Settlement Agent

After Recording Return To:
SLEPIAN & SCHWARTZ, LLC
42 Eastbrook Bend
Peachtree City, GA 30269
(770)486-1220

TAX PARCEL ID: 09F-4100-0171-132-0

Order.No.: 22-0977-JEN

LIMITED WARRANTY DEED

STATE OF GEORGIA

COUNTY OF FAYETTE

THIS INDENTURE, made this 27th day of July, 2022, between **LEO CHEN CHU CHANG** and **MANDY MAN-MEI CHANG**, as party or parties of the first part, hereinafter called Grantor, and **3900 DEMOONEY, LLC**, as party or parties of the second part, hereinafter called Grantee.

The words "Grantor" and "Grantee" whenever used herein shall include all individuals, corporations, and any other persons or entities, and all the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and all those holding under either of them, and the pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto. If more than one party shall execute this deed each Grantor shall always be jointly and severally liable for the performance of every promise and agreement made herein.

WITNESSETH that: Grantor, for and in consideration of the sum of Ten And No/100 Dollars ($10.00) and other good and valuable considerations in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee,

All that tract or parcel of land lying and being in Land Lot 171 of the 9F District of Fulton County, Georgia, and being more particularly described as follows:

To find the point of beginning, begin at a point on the common land lot line of Land Lot 143 of the 14FF District and Land Lot 171 of 9F District, Fulton County, Georgia, at a point formed by the intersection with the Southeasterly right of way line of said DeMooney Road (60 foot right of way); running thence Southwesterly along the Southeasterly right of way line of DeMooney Road aforesaid and following a bearing of South 29 degrees 43 minutes 54 seconds East a distance of 29.66 feet to an iron pin (1/2 rebar) and the point of beginning; running thence and following a bearing of South 65 degrees 03 minutes 01 second East a distance of 336.89 feet to a ½ rebar; running thence and following a bearing of South 23 degrees 16 minutes 30 seconds East a distance of 432.08 feet to a ½ rebar; running thence and following bearing of South 87 degrees 32 minutes 56 seconds West a distance of 17.51 feet to a ½ rebar; running thence and following a bearing of South 89 degrees 29 minutes 45 seconds West a distance of 311.13 feet to a ½ rebar; running thence and following a bearing of North 00 degrees 45 minutes 49 seconds West a distance of 231.25 feet to a 1 inch pipe; running thence and following a bearing of North 68 degrees 47 minutes 48 seconds West a distance of 269.12 feet to a ½ rebar located on the West line of Land Lot 171 aforesaid; running thence along the land lot line and following a bearing of North 01 degree 48 minutes 05 seconds West a distance of 26.19 feet to a 3/8 inch rebar located on the Southeasterly right of way line of DeMooney Road aforesaid at its point of intersection with the West line of Land Lot 171 aforesaid; running thence Northeasterly along the Southeasterly right of way line of DeMooney Road aforesaid and following a bearing of North 29 degrees 43 minutes 54 seconds East a distance of 216.23 feet to a ½ rebar and the point of beginning; same being designated as Lot 2 and comprising 3.564 acres more or less all according to a plat and survey prepared for Emmanuel Ministries, Inc. by W.D. Gray & Associates, Inc., Georgia Registered Land Surveyor, Georgia Registered License No. 2343 and which plat is dated the 21st day of April, 2002.

Together With:

All that tract or parcel of land lying and being in Land Lot 171 of the 9F District of Fulton County, Georgia and Land Lot 143 of the 14FF District of Fulton County, Georgia, and being more particularly described as follows:

Beginning at a point marked by an iron pin, which is located South 80 degrees 29 minutes 17 seconds West a distance of 2687.65 feet from Fulton County Monument F-366, and which point is in the Easterly line of DeMooney Road; a Fulton County public highway with a 60 foot right of way, at a point that is North 29 degrees 14 minutes 52 seconds East a distance of 204.57 feet from the intersection of DeMooney Road with the North line of Land Lot 171 of the 9F District and the South line of Land Lot 143 of the 14FF District of Fulton County; thence South 89 degrees 27 minutes 20 seconds East a distance of 1129.11 feet to a point marked by an iron pin; thence South 01 degree 50 minutes 56 seconds East a distance of 178.80 to an point marked by an iron pin; thence South 89 degrees 30 minutes 00 seconds East a distance of 124.20 feet to a point marked by an iron pin; thence South 05 degrees 05 minutes 44 seconds East a distance of 851.99 feet to a point marked by an iron pin; thence North 89 degrees 17 minutes 20 seconds West a distance of 760.94 feet to a point marked by an iron pin; thence North 03 degrees 46 minutes 27 seconds East a distance of 146.93 feet to a point marked by an iron pin; thence North 64 degrees 47 minutes 42 seconds West a distance of 214.53 feet to a point marked by an iron pin; thence North 42 degrees 10 minutes 21 seconds West a distance of 65.32 feet to a point marked by an iron pin; thence North 88 degrees 06 minutes 25 seconds East a distance of 17.00 feet to a point marked by an iron pin; thence North 23 degrees 21 minutes 25 seconds West a distance of 432.08 feet to a point marked by an iron pin; thence North 65 degrees 07 minutes 56 seconds West a distance of 336.89 feet to a point marked by an iron pin, which point lies in the Easterly line of the right of way of said DeMooney Road; thence North 29 degrees 14 minutes 52 seconds East along the Easterly right of way of DeMooney Road a distance of 234.23 feet to a point marked by an iron pin, being the point and place of beginning, containing 24.112 acres and being Lot 1 as shown in that plat of survey, dated August 8, 1994, prepared by Charles C. Jones, GRLS #1650.

Parcel No.: 09F-4100-0171-132-0

SUBJECT to all zoning ordinances, easements, and restrictions of record insofar as the same may lawfully affect the above-described property.

TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.

AND THE SAID Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee against the claims of all persons owning, holding or claiming by, through or under the said Grantor.

IN WITNESS WHEREOF, the Grantor has signed and sealed this deed, this 25th day of July, 2022.

Signed, sealed and delivered in the presence of:

Unofficial Witness

Notary Public
My Commission Expires: 12-30-23

BONNIELSAVONE
NOTARY PUBLIC - STATE OF COLORADO
NOTARYID20074031692
MY COMMISSION EXPIRES DEC 30, 2023

(SEAL)
LEO CHEN CHU CHANG

(SEAL)
MANDY MAN-MEI CHANG

CATIC

EOP 04985253 GA

101 Corporate Place, Rocky Hill, CT 06067

ALTA HOMEOWNER'S POLICY OF TITLE INSURANCE

For a one-to-four family residence

OWNER'S INFORMATION SUMMARY

Your Title Insurance Policy is a legal contract between You and Us.
It applies only to a one-to-four family residence and only if each insured named in Schedule A is a Natural Person. If the Land described in Schedule A of the Policy is not an improved residential lot on which there is located a one-to-four family residence, or if each insured named in Schedule A is not a Natural Person, contact Us immediately.
The Policy insures You against actual loss resulting from certain Covered Risks. These Covered Risks are listed beginning on page 2 of the Policy. The Policy is limited by:

- Provisions of Schedule A
- Exceptions in Schedule B
- Our Duty to Defend Against Legal Actions on Page 4
- Exclusions on page 5
- Conditions on pages 5, 6, 7 and 8

You should keep the Policy even if You transfer Your Title to the Land. It may protect against claims made against You by someone else after You transfer Your Title.

IF YOU WANT TO MAKE A CLAIM, SEE SECTION 3 UNDER CONDITIONS ON PAGE 6.

The premium for this Policy is paid once. No additional premium is owed for the Policy.
This Owner's Information Summary is not Your insurance Policy. It is only a brief outline of some of the important Policy features. The Policy explains in detail Your rights and obligations and Our rights and obligations. Since the Policy--and not this Owner's Information Summary--is the legal document, YOU SHOULD READ THE POLICY VERY CAREFULLY.
The Policy begins on this page with the Table of Contents.

If You have any questions about Your Policy, contact CATIC, 101 Corporate Place, Rocky Hill, CT 06067

ALTA HOMEOWNER'S POLICY OF TITLE INSURANCE

TABLE OF CONTENTS

EOP 04985253 GA

CATIC

101 Corporate Place, Rocky Hill, CT 06067

As soon as You Know of anything that might be covered by this Policy, You must notify Us promptly in writing at the address shown in Section 3 of the Conditions.

ALTA HOMEOWNER'S POLICY OF TITLE INSURANCE

OWNER'S COVERAGE STATEMENT

This Policy insures You against actual loss, including any costs, attorneys' fees and expenses provided under this Policy. The loss must result from one or more of the Covered Risks set forth below. This Policy covers only Land that is an improved residential lot on which there is located a one-to-four family residence and only when each insured named in Schedule A is a Natural Person.

Your insurance is effective on the Policy Date. This Policy covers Your actual loss from any risk described under Covered Risks if the event creating the risk exists on the Policy Date or, to the extent expressly stated in Covered Risks, after the Policy Date.

Your insurance is limited by all of the following:

- The Policy Amount
- For Covered Risk 16, 18, 19, and 21, Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A
- The Exception in Schedule B
- Our Duty To Defend Against Legal Actions
- The Exclusions on page 5
- The Conditions on pages 5, 6, 7, and 8.

COVERED RISKS

The Covered Risks are:

1. Someone else owns an interest in Your Title.
2. Someone else has rights affecting Your Title because of leases, contracts, or options.
3. Someone else claims to have rights affecting Your Title because of forgery or impersonation.
4. Someone else has an Easement on the Land.
5. Someone else has a right to limit Your use of the Land.
6. Your Title is defective. Some of these defects are:
   a. Someone else's failure to have authorized a transfer or conveyance of your Title.
   b. Someone else's failure to create a valid document by electronic means.
   c. A document upon which Your Title is based is invalid because it was not properly signed, sealed, acknowledged, delivered or recorded.
   d. A document upon which Your Title is based was signed using a falsified, expired, or otherwise invalid power of attorney.
   e. A document upon which Your Title is based was not properly filed, recorded, or indexed in the Public Records.
   f. A defective judicial or administrative proceeding.
7. Any of Covered Risks 1 through 6 occurring after the Policy Date.
8. Someone else has a lien on Your Title, including
   a: lien of real estate taxes or assessments imposed on Your Title by a governmental authority that are due or payable, but unpaid;
   b. Mortgage;
   c. judgment, state or federal tax lien;
   d. charge by a homeowner's or condominium association; or
   e. lien, occurring before or after the Policy Date, for labor and material furnished before the Policy Date.
9. Someone else has an encumbrance on Your Title.
10. Someone else claims to have rights affecting Your Title because of fraud, duress, incompetency or incapacity.
11. You do not have actual vehicular and pedestrian access to and from the Land, based upon a legal right.
12. Youare forced to correct or remove an existing violation of any covenant, condition or restriction affecting the Land, even if the covenant, condition or restriction is excepted in Schedule B.
However, you are not covered for any violation that relates to:

a. any obligation to perform maintenance or repair on the Land; or

b. environmental protection of any kind, including hazardous or toxic conditions or substances unless there is a notice recorded in the Public Records, describing any part of the Land, claiming a violation exists. Our liability for this Covered Risk is limited to the extent of the violation stated in that notice.

13. Your Title is lost or taken because of a violation of any covenant, condition or restriction, which occurred before You acquired Your Title, even if the covenant, condition or restriction is excepted in Schedule B.

14. The violation or enforcement of those portions of any law or government regulation concerning:

a. building;

b. zoning;

c. land use;

d. improvements on the Land;

e. land division; or

f. environmental protection,

if there is a notice recorded in the Public Records, describing any part of the Land, claiming a violation exists or declaring the intention to enforce the law or regulation. Our liability for this Covered Risk is limited to the extent of the violation or enforcement stated in that notice.

15. An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 14 if there is a notice recorded in the Public Records, describing any part of the Land, of the enforcement action or intention to bring an enforcement action. Our liability for this Covered Risk is limited to the extent of the enforcement action stated in that notice.

16. Because of an existing violation of a subdivision law or regulation affecting the Land:

a. You are unable to obtain a building permit;

b. You are required to correct or remove the violation; or

c. someone else has a legal right to, and does, refuse to perform a contract to purchase the Land, lease it or make a Mortgage loan on it.

The amount of Your insurance for this Covered Risk is subject to Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A.

17. You lose Your Title to any part of the Land because of the right to take the Land by condemning it, if: a. there is a notice of the exercise of the right recorded in the Public Records and the notice describes any part of the Land; or b. the taking happened before the Policy Date and is binding on You if You bought the Land without Knowing of the taking.

18. You are forced to remove or remedy Your existing structures, or any part of them - other than boundary walls or fences - because any portion was built without obtaining a building permit from the proper government office. The amount of Your insurance for this Covered Risk is subject to Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A.

19. You are forced to remove or remedy Your existing structures, or any part of them, because they violate an existing zoning law or zoning regulation. If You are required to remedy any portion of Your existing structures, the amount of Your insurance for this Covered Risk is subject to Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A.

20. You cannot use the Land because use as a single-family residence violates an existing zoning law or zoning regulation.

21. You are forced to remove Your existing structures because they encroach onto Your neighbor's land. If the encroaching structures are boundary walls or fences, the amount of Your insurance for this Covered Risk is subject to Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A.

22. Someone else has a legal right to, and does, refuse to perform a contract to purchase the Land, lease it or make a Mortgage loan on it because Your neighbor's existing structures encroach onto the Land.

23. You are forced to remove Your existing structures which encroach onto an Easement or over a building set-back line, even if the Easement or building set-back line is excepted in Schedule B.

24. Your existing structures are damaged because of the exercise of a right to maintain or use any Easement affecting the Land, even if the Easement is excepted in Schedule B.

25. Your existing improvements (or a replacement or modification made to them after the Policy Date), including lawns, shrubbery or trees, are damaged because of the future exercise of a right to use the surface of the Land for the extraction or development of minerals, water or any other substance, even if those rights are excepted or reserved from the description of the Land or excepted in Schedule B.

26. Someone else tries to enforce a discriminatory covenant, condition or restriction that they claim affects Your Title which is based upon race, color, religion, sex, handicap, familial status, or national origin.

27. A taxing authority assesses supplemental real estate taxes not previously assessed against the Land for any period before the Policy Date because of construction or a change of ownership or use that occurred before the Policy Date.
28. Your neighbor builds any structures after the Policy Date -- other than boundary walls or fences -- which encroach onto the Land.
29. Your Title is unmarketable, which allows someone else to refuse to perform a contract to purchase the Land, lease it or make a Mortgage loan on it.
30. Someone else owns an interest in Your Title because a court order invalidates a prior transfer of the title under federal bankruptcy, state insolvency, or similar creditors' rights laws.
31. The residence with the address shown in Schedule A is not located on the Land at the Policy Date.
32. The map, if any, attached to this Policy does not show the correct location of the Land according to the Public Records.

OUR DUTY TO DEFEND AGAINST LEGAL ACTIONS

We will defend Your Title in any legal action only as to that part of the action which is based on a Covered Risk and which is not excepted or excluded from coverage in this Policy. We will pay the costs, attorneys' fees, and expenses We incur in that defense.

We will not pay for any part of the legal action which is not based on a Covered Risk or which is excepted or excluded from coverage in this Policy.

We can end Our duty to defend YourTitle under Section 4 of the Conditions.

THIS POLICY IS NOT COMPLETE WITHOUT SCHEDULES A AND B.

SEAL

CATIC

JAMES M. CZAPIGA
PRESIDENT

CATIC

101 Corporate Place, Rocky Hill, CT 06067

EXCLUSIONS

In addition to the Exceptions in Schedule B, You are not insured against loss, costs, attorneys' fees, and expenses resulting from:

1. Governmental police power, and the existence or violation of those portions of any law or government regulation concerning:
   a. building;
   b. zoning;
   c. land use;
   d. improvements on the Land;
   e. land division; and
   f. environmental protection.
   This Exclusion does not limit the coverage described in Covered Risk 8.a., 14, 15, 16, 18, 19, 20, 23 or 27.
2. The failure of Your existing structures, or any part of them, to be constructed in accordance with applicable building codes. This Exclusion does not limit the coverage described in Covered Risk 14 or 15.
3. The right to take the Land by condemning it. This Exclusion does not limit the coverage described in Covered Risk 17.
4. Risks:
   a. that are created, allowed, or agreed to by You, whether or not they are recorded in the Public Records;
   b. that are Known to You at the Policy Date, but not to Us, unless they are recorded in the Public Records at the Policy Date;
   c. that result in no loss to You; or
   d. that first occur after the Policy Date-this does not limit the coverage described in Covered Risk 7, 8.e., 25, 26, 27 or 28.
5. Failure to pay value for Your Title.
6. Lack of a right:
   a. to any land outside the area specifically described and referred to in paragraph 3 of Schedule A; and
   b. in streets, alleys, or waterways that touch the Land.
   This Exclusion does not limit the coverage described in Covered Risk 11 or 21.
7. The transfer of the Title to You is invalid as a preferential transfer or as a fraudulent transfer or conveyance under federal bankruptcy, state insolvency, or similar creditors' rights laws.
8. Contamination, explosion, fire, flooding, vibration, fracturing, earthquake or subsidence.
9. Negligence by a person or an entity exercising a right to extract or develop minerals, water or any other substances.

CONDITIONS

1. DEFINITIONS

a. Easement-the right of someone else to use the Land for a special purpose.
b. Estate Planning Entity-a legal entity or Trust established by a Natural Person for estate planning.
c. Known-things about which You have actual knowledge. The words "Know" and "Knowing" have the same meaning as Known.
d. Land-the land or condominium unit described in paragraph 3 of Schedule A and any improvements on the Land which are real property.
e. Mortgage-a mortgage, deed of trust, trust deed or other security instrument.
f. Natural Person-a human being, not a commercial or legal organization or entity. Natural Person includes a trustee of a Trust even if the trustee is not a human being.
g. Policy Date-the date and time shown in Schedule A. If the insured named in Schedule A first acquires the interest shown in Schedule A by an instrument recorded in the Public Records later than the date and time shown in Schedule A, the Policy Date is the date and time the instrument is recorded.
h. Public Records-records that give constructive notice of matters affecting Your Title, according to the state statutes where the Land is located.
i. Title-the ownership of Your interest in the Land, as shown in Schedule A.
j. Trust-a living trust established by a Natural Person for estate planning.
k. We/Our/Us-CATIC
l. You/Your-the insured named in Schedule A and also those identified in Section 2.b. of these Conditions.

2. CONTINUATION OF COVERAGE

a. This Policy insures You forever, even after You no longer have Your Title. You cannot assign this Policy to anyone else.

b. This Policy also insures:

(1) anyone who inherits Your Title because of Your death;

(2) Your spouse who receives Your Title because of dissolution of Your marriage;

(3) the trustee or successor trustee of Your Trust or any Estate Planning Entity created for You to whom or to which You transfer Your Title after the Policy Date;

(4) the beneficiaries of Your Trust upon Your death; or

(5) anyone who receives Your Title by a transfer effective on Your death as authorized by law.

c. We may assert against the insureds identified in Section 2.b. any rights and defenses that We have against any previous insured under this Policy.

3. HOW TO MAKE A CLAIM

a. Prompt Notice Of Your Claim

(1) As soon as You Know of anything that might be covered by this Policy, You must notify Us promptly in writing.

(2) Send Your notice to **CATIC**, 101 Corporate Place, Rocky Hill, CT 06067, Attention: Claims Department. Please include the Policy number shown in Schedule A, and the county and state where the Land is located. Please enclose a copy of Your policy, if available.

(3) If You do not give Us prompt notice, Your coverage will be reduced or ended, but only to the extent Your failure affects Our ability to resolve the claim or defend You.

b. Proof Of Your Loss

(1) We may require You to give Us a written statement signed by You describing Your loss which includes: (a) the basis of Your claim; (b) the Covered Risks which resulted in Your loss; (c) the dollar amount of Your loss; and (d) the method You used to compute the amount of Your loss.

(2) We may require You to make available to Us records, checks, letters, contracts, insurance policies and other papers which relate to Your claim. We may make copies of these papers.

(3) We may require You to answer questions about Your claim under oath.

(4) If you fail or refuse to give Us a statement of loss, answer Our questions under oath, or make available to Us the papers We request, Your coverage will be reduced or ended, but only to the extent Your failure or refusal affects Our ability to resolve the claim or defend You.

4. OUR CHOICES WHEN WE LEARN OF A CLAIM

a. After We receive Your notice, or otherwise learn, of a claim that is covered by this Policy, Our choices include one or more of the following:

(1) Pay the claim;

(2) Negotiate a settlement;

(3) Bring or defend a legal action related to the claim;

(4) Pay You the amount required by this Policy;

(5) End the coverage of this Policy for the claim by paying You Your actual loss resulting from the Covered Risk, and those costs, attorneys' fees and expenses incurred up to that time which We are obligated to pay;

(6) End the coverage described in Covered Risk 16, 18, 19 or 21 by paying You the amount of Your insurance then in force for the particular Covered Risk, and those costs, attorneys' fees and expenses incurred up to that time which We are obligated to pay;

(7) End all coverage of this Policy by paying You the Policy Amount then in force, and those costs, attorneys' fees and expenses incurred up to that time which We are obligated to pay;

(8) Take other appropriate action.

b. When We choose the options in Sections 4.a. (5), (6) or (7), all Our obligations for the claim end, including Our obligation to defend, or continue to defend, any legal action.

c. Even if We do not think that the Policy covers the claim, We may choose one or more of the options above. By doing so, We do not give up any rights.

5. HANDLING A CLAIM OR LEGAL ACTION

a. You must cooperate with Us in handling any claim or legal action and give Us all relevant information.

b. If You fail or refuse to cooperate with Us, Your coverage will be reduced or ended, but only to the extent Your failure or refusal affects Our ability to resolve the claim or defend You.

c. We are required to repay You only for those settlement costs, attorneys' fees and expenses that We approve in advance.

d. We have the right to choose the attorney when We bring or defend a legal action on Your behalf. We can appeal any decision to the highest level. We do not have to pay Your claim until the legal action is finally decided.

e. Whether or not We agree there is coverage, We can bring or defend a legal action, or take other appropriate action under this Policy. By doing so, We do not give up any rights.

6. LIMITATION OF OUR LIABILITY

a. After subtracting Your Deductible Amount if it applies, We will pay no more than the least of:

(1) Your actual loss;

(2) Our Maximum Dollar Limit of Liability then in force for the particular Covered Risk, for claims covered only under Covered Risk 16, 18, 19 or 21; or

(3) the Policy Amount then in force.

and any costs, attorneys' fees and expenses that We are obligated to pay under this Policy.

b. If We pursue Our rights under Sections 4.a.(3) and 5.e. of these Conditions and are unsuccessful in establishing the Title, as insured:

(1) the Policy Amount then in force will be increased by 10% of the Policy Amount shown in Schedule A, and

(2) You shall have the right to have the actual loss determined on either the date the claim was made by You or the date it is settled and paid.

c. (1) If We remove the cause of the claim with reasonable diligence after receiving notice of it, all Our obligations for the claim end, including any obligation for loss You had while We were removing the cause of the claim.

(2) Regardless of6.c.(1) above, if You cannot use the Land because of a claim covered by this Policy:

(a) You may rent a reasonably equivalent substitute residence and We will repay You for the actual rent You pay, until the earlier of:

(i) the cause of the claim is removed; or

(ii) We pay You the amount required by this Policy. If Your claim is covered only under Covered Risk 16, 18, 19 or 21, that payment is the amount of Your insurance then in force for the particular Covered Risk.

(b) We will pay reasonable costs You pay to relocate any personal property You have the right to remove from the Land, including transportation of that personal property for up to twenty-five (25) miles from the Land, and repair of any damage to that personal property because of the relocation. The amount We will pay You under this paragraph is limited to the value of the personal property before You relocate it.

d. All payments We make under this Policy reduce the Policy Amount then in force, except for costs, attorneys' fees and expenses. All payments We make for claims which are covered only under Covered Risk 16, 18, 19 or 21 also reduce Our Maximum Dollar Limit of Liability for the particular Covered Risk,

e. If We issue, or have issued, a Policy to the owner of a Mortgage that is on Your Title and We have not given You any coverage against the Mortgage, then:

(1) We have the right to pay any amount due You under this Policy to the owner of the Mortgage, and any amount paid shall be treated as a payment to You under this Policy, including under Section 4.a. of these Conditions;

(2) Any amount paid to the owner of the Mortgage shall be subtracted from the Policy Amount then in force; and

(3) If Your claim is covered only under Covered Risk 16, 18, 19 or 21, any amount paid to the owner of the Mortgage shall also be subtracted from Our Maximum Dollar Limit of Liability for the particular Covered Risk.

f. If You do anything to affect any right of recovery You may have against someone else, We can subtract from Our liability the amount by which You reduced the value of that right.

7. TRANSFER OF YOUR RIGHTS TO US

a. When We settle Your claim, We have all the rights and remedies You have against any person or property related to the claim. You must not do anything to affect these rights and remedies. When We ask, You must execute documents to evidence the transfer to Us of these rights and remedies. You must let Us use Your name in enforcing these rights and remedies.

b. We will not be liable to You if We do not pursue these rights and remedies or if We do not recover any amount that might be recoverable.

c. We will pay any money We collect from enforcing these rights and remedies in the following order:
(1) to Us for the costs, attorneys' fees and expenses We paid to enforce these rights and remedies;
(2) to You for Your loss that You have not already collected;
(3) to Us for any money We paid out under this Policy on account of Your claim; and
(4) to You whatever is left.

d. If You have rights and remedies under contracts (such as indemnities, guaranties, bonds or other policies of insurance) to recover all or part of Your loss, then We have all of those rights and remedies, even if those contracts provide that those obligated have all of Your rights and remedies under this Policy.

8. THIS POLICY IS THE ENTIRE CONTRACT
This Policy, with any endorsements, is the entire contract between You and Us. To determine the meaning of any part of this Policy, You must read the entire Policy and any endorsements. Any changes to this Policy must be agreed to in writing by Us. Any claim You make against Us must be made under this Policy and is subject to its terms.

9. INCREASED POLICY AMOUNT
The Policy Amount then in force will increase by ten percent (10%) of the Policy Amount shown in Schedule A each year for the first five years following the Policy Date shown in Schedule A, up to one hundred fifty percent (150%) of the Policy Amount shown in Schedule A. The increase each year will happen on the anniversary of the Policy Date shown in Schedule A.

10. SEVERABILITY
If any part of this Policy is held to be legally unenforceable, both You and We can still enforce the rest of this Policy.

11. ARBITRATION (This paragraph does not apply in the State of Georgia)
a. If permitted in the state where the Land is located, You or We may demand arbitration.
b. The law used in the arbitration is the law of the state where the Land is located.
c. The arbitration shall be under the Title Insurance Arbitration Rules of the American Land Title Association ("Rules"). You can get a copy of the Rules from Us.
d. Except as provided in the Rules, You cannot join or consolidate Your claim or controversy with claims or controversies of other persons.
e. The arbitration shall be binding on both You and Us. The arbitration shall decide any matter in dispute between You and Us.
f. The arbitration award may be entered as a judgment in the proper court.

12. CHOICE OF LAW
The law of the state where the Land is located shall apply to this policy.

101 Corporate Place, Rocky Hill, CT 06067

EOP

ALTA HOMEOWNER'S POLICY OF TITLE INSURANCE

Policy No.:	Policy Amount:	Policy Date:
04985253	$850,000.00	July 27, 2022
File No.:	Agent Name:	Agent No.:
22-0977-JEN	Slepian & Schwartz, LLC	OT16-001192

SCHEDULE A

Deductible Amounts and Maximum Dollar Limits of Liability For Covered Risk 16, 18, 19 and 21:

	Your Deductible Amount	Our Maximum Dollar Limit of Liability
Covered Risk 16:	1% of Policy Amount Shown in Schedule A or $2,500.00 (whichever is less)	$10,000.00
Covered Risk 18:	1% of Policy Amount Shown in Schedule A or $5,000.00 (whichever is less)	$25,000.00
Covered Risk 19:	1% of Policy Amount Shown in Schedule A or $5,000.00 (whichever is less)	$25,000.00
Covered Risk 21:	1% of Policy Amount Shown in Schedule A or $2,500.00 (whichever is less)	$5,000.00

1. Name of Insured: 3900 DEMOONEY, LLC

2. Your interest in the Land covered by this Policy is: Fee Simple

SCHEDULE A
(Continued)

3. The Land referred to in this Policy is described as:

All that tract or parcel of land lying and being in Land Lot 171 of the 9F District of Fulton County, Georgia, and being more particularly described as follows:

To find the point of beginning, begin at a point on the common land lot line of Land Lot 143 of the 14FF District and Land Lot 171 of 9F District, Fulton County, Georgia, at a point formed by the intersection with the Southeasterly right of way line of said DeMooney Road (60 foot right of way); running thence Southwesterly along the Southeasterly right of way line of DeMooney Road aforesaid and following a bearing of South 29 degrees 43 minutes 54 seconds East a distance of 29.66 feet to an iron pin (1/2 rebar) and the point of beginning; running thence and following a bearing of South 65 degrees 03 minutes 01 second East a distance of 336.89 feet to a ½ rebar; running thence and following a bearing of South 23 degrees 16 minutes 30 seconds East a distance of 432.08 feet to a ½ rebar; running thence and following bearing of South 87 degrees 32 minutes 56 seconds West a distance of 17.51 feet to a ½ rebar; running thence and following a bearing of South 89 degrees 29 minutes 45 seconds West a distance of 311.13 feet to a ½ rebar; running thence and following a bearing of North 00 degrees 45 minutes 49 seconds West a distance of 231.25 feet to a 1 inch pipe; running thence and following a bearing of North 68 degrees 47 minutes 48 seconds West a distance of 269.12 feet to a½ rebar located on the West line of Land Lot 171 aforesaid; running thence along the land lot line and following a bearing of North 01 degree 48 minutes 05 seconds West a distance of 26.19 feet to a 3/8 inch rebar located on the Southeasterly right of way line of DeMooney Road aforesaid at its point of intersection with the West line of Land Lot 171 aforesaid; running thence Northeasterly along the Southeasterly right of way line of DeMooney Road aforesaid and following a bearing of North 29 degrees 43 minutes 54 seconds East a distance of 216.23 feet to a½ rebar and the point of beginning; same being designated as Lot 2 and comprising 3.564 acres more or less all according to a plat and survey prepared for Emmanuel Ministries, Inc. by W.D. Gray & Associates, Inc., Georgia Registered Land Surveyor, Georgia Registered License No. 2343 and which plat is dated the 21st day of April, 2002.

Together With:

All that tract or parcel of land lying and being in Land Lot 171 of the 9F District of Fulton County, Georgia and Land Lot 143 of the 14FF District of Fulton County, Georgia, and being more particularly described as follows:

Beginning at a point marked by an iron pin, which is located South 80 degrees 29 minutes 17 seconds West a distance of 2687.65 feet from Fulton County Monument F-366, and which point is in the Easterly line of DeMooney Road; a Fulton County public highway with a 60 foot right of way, at a point that is North 29 degrees 14 minutes 52 seconds East a distance of 204.57 feet from the intersection of DeMooney Road with the North line of Land Lot 171 of the 9F District and the South line of Land Lot 143 of the 14FF District of Fulton County; thence South 89 degrees 27 minutes 20 seconds East a distance of 1129.11 feet to a point marked by an iron pin; thence South 01 degree 50 minutes 56 seconds East a distance of 178.80 to an point marked by an iron pin; thence South 89 degrees 30 minutes 00 seconds East a distance of 124.20 feet to a point marked by an iron pin; thence South 05 degrees 05 minutes 44 seconds East a distance of 851.99 feet to a point marked by an iron pin; thence North 89 degrees 17 minutes 20 seconds West a distance of 760.94 feet to a point marked by an iron pin; thence North 03 degrees 46 minutes 27 seconds East a distance of 146.93 feet to a point marked by an iron pin; thence North 64 degrees 47 minutes 42 seconds West a distance of 214.53 feet to a point marked by an iron pin; thence North 42 degrees 10 minutes 21 seconds West a distance of 65.32 feet to a point marked by an iron pin;

SCHEDULE A
(Continued)

thence North 88 degrees 06 minutes 25 seconds East a distance of 17.00 feet to a point marked by an iron pin; thence North 23 degrees 21 minutes 25 seconds West a distance of 432.08 feet to a point marked by an iron pin; thence North 65 degrees 07 minutes 56 seconds West a distance of 336.89 feet to a point marked by an iron pin, which point lies in the Easterly line of the right ot way of said DeMooney Road; thence North 29 degrees 14 minutes 52 seconds East along the Easterly right of way of DeMooney Road a distance of 234.23 feet to a point marked by an iron pin, being the point and place of beginning, containing 24.112 acres and being Lot 1 as shown in that plat of survey, dated August 8, 1994, prepared by Charles C. Jones, GRLS #1650.

Policy not valid unless schedule B is attached.

ALTA HOMEOWNER'S POLICY OF TITLE INSURANCE
SCHEDULE B
EXCEPTIONS

This policy does not insure against loss or damage, and the Company will not pay costs, attorneys' fees, or expenses that arise by reason of:

1. All taxes and special assessments, including water, sanitary and other utility bills, for the year 2022 and subsequent years, which are not yet due and payable, together with any and all taxes and special assessments which may become due and payable for the current or previous years, due to, but not limited to, reassessments, rebillings, or errors by tax officials or their agents.

2. Rights or claims of parties in possession.

3. Mechanics', Contractors' or Materialmen's liens and lien claims where no notice thereof is recorded in the Public Records.

4. Encroachments, overlaps, boundary line disputes or any facts that would be disclosed by an accurate and comprehensive survey of the Land.

5. Easements or claims of easements not recorded in the Public Records.

6. No insurance is afforded as to the exact amount of acreage contained in the Land.

7. Liens for unpaid water bills, sewer, solid waste, sanitation bills and other sums outstanding and owed to a government or governmental authority where no notice thereof appears in the Public Records.

8. Rights of other landowners to the uninterrupted use of any river or stream crossing or adjoining the Land.

9. Any lease, grant, conveyance, exception or reservation of minerals, mineral rights, water, or other subsurface substances appearing in the Public Records. Nothing herein shall insure against loss or damage resulting from subsidence.

CATIC

EOP 101 Corporate Place, Rocky Hill, CT 06067

File No.: 22-0977-JEN
Policy No.: 04985253

PROPERTY DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 171 of the 9F District of Fulton County, Georgia, and being more particularly described as follows:

To find the point of beginning, begin at a point on the common land lot line of Land Lot 143 of the 14FF District and Land Lot 171 of 9F District, Fulton County, Georgia, at a point formed by the intersection with the Southeasterly right of way line of said DeMooney Road (60 foot right of way); running thence Southwesterly along the Southeasterly right of way line of DeMooney Road aforesaid and following a bearing of South 29 degrees 43 minutes 54 seconds East a distance of 29.66 feet to an iron pin (1/2 rebar) and the point of beginning; running thence and following a bearing of South 65 degrees 03 minutes 01 second East a distance of 336.89 feet to a ½ rebar; running thence and following a bearing of South 23 degrees 16 minutes 30 seconds East a distance of 432.08 feet to a ½ rebar; running thence and following bearing of South 87 degrees 32 minutes 56 seconds West a distance of 17.51 feet to a ½ rebar; running thence and following a bearing of South 89 degrees 29 minutes 45 seconds West a distance of 311.13 feet to a½ rebar; running thence and following a bearing of North 00 degrees 45 minutes 49 seconds West a distance of 231.25 feet to a 1 inch pipe; running thence and following a bearing of North 68 degrees 47 minutes 48 seconds West a distance of 269.12 feet to a½ rebar located on the West line of Land Lot 171 aforesaid; running thence along the land lot line and following a bearing of North 01 degree 48 minutes 05 seconds West a distance of 26.19 feet to a 3/8 inch rebar located on the Southeasterly right of way line of DeMooney Road aforesaid at its point of intersection with the West line of Land Lot 171 aforesaid; running thence Northeasterly along the Southeasterly right of way line of DeMooney Road aforesaid and following a bearing of North 29 degrees 43 minutes 54 seconds East a distance of 216.23 feet to a ½ rebar and the point of beginning; same being designated as Lot 2 and comprising 3.564 acres more or less all according to a plat and survey prepared for Emmanuel Ministries, Inc. by W.D. Gray & Associates, Inc., Georgia Registered Land Surveyor, Georgia Registered License No. 2343 and which plat is dated the 21st day of April, 2002.

Together With:

All that tract or parcel of land lying and being in Land Lot 171 of the 9F District of Fulton County, Georgia and Land Lot 143 of the 14FF District of Fulton County, Georgia, and being more particularly described as follows:

Beginning at a point marked by an iron pin, which is located South 80 degrees 29 minutes 17 seconds West a distance of 2687.65 feet from Fulton County Monument F-366, and which point is in the Easterly line of DeMooney Road; a Fulton County public highway with a 60 foot right of way, at a point that is North 29 degrees 14 minutes 52 seconds East a distance of 204.57 feet from the intersection of DeMooney Road with the North line of Land Lot 171 of the 9F District and the South line of Land Lot 143 of the 14FF District of Fulton County; thence South 89 degrees 27 minutes 20 seconds East a distance of 1129.11 feet to a point marked by an iron pin; thence South 01 degree 50 minutes 56 seconds East a distance of 178.80 to an point marked by an iron pin; thence South 89 degrees 30 minutes 00 seconds East a distance of 124.20 feet to a point marked by an iron pin; thence South 05 degrees 05 minutes 44 seconds East a distance of 851.99 feet to a point marked by an

EXHIBIT A
(Continued)

iron pin; thence North 89 degrees 17 minutes 20 seconds West a distance of 760.94 feet to a point marked by an iron pin; thence North 03 degrees 46 minutes 27 seconds East a distance of 146.93 feet to a point marked by an iron pin; thence North 64 degrees 47 minutes 42 seconds West a distance of 214.53 feet to a point marked by an iron pin; thence North 42 degrees 10 minutes 21 seconds West a distance of 65.32 feet to a point marked by an iron pin; thence North 88 degrees 06 minutes 25 seconds East a distance of 17.00 feet to a point marked by an iron pin; thence North 23 degrees 21 minutes 25 seconds West a distance of 432.08 feet to a point marked by an iron pin; thence North 65 degrees 07 minutes 56 seconds West a distance of 336.89 feet to a point marked by an iron pin, which point lies in the Easterly line of the right of way of said DeMooney Road; thence North 29 degrees 14 minutes 52 seconds East along the Easterly right of way of DeMooney Road a distance of 234.23 feet to a point marked by an iron pin, being the point and place of beginning, containing 24.112 acres and being Lot 1 as shown in that plat of survey, dated August 8, 1994, prepared by Charles C. Jones, GRLS #1650.

ACKNOWLEDGMENT AND RECEIPT OF SETTLEMENT STATEMENT
AUTHORIZATION TO DISTRIBUTE SETTLEMENT STATEMENT
RECEIPTS AND DISBURSEMENTS AGREEMENT
GAP INDEMNITY AGREEMENT
DISBURSAL AFFIDAVIT

STATE OF GEORGIA
COUNTY OF FAYETTE

CLOSING DATE: July 27, 2022 **CASH CLOSING**
PURCHASER: 3900 DEMOONEY, LLC
SELLER: LEO CHEN CHU CHANG and MANDY MAN-MEI CHANG
PROPERTY ADDRESS: 3900 DEMOONEY RD, ATLANTA, GA 30349
UNDERWRITER: Connecticut Attorney's Title Insurance Company (CATIC)

Acknowledgment and Receipt of Settlement Statement:
Purchaser and Seller acknowledge that each have received, reviewed, and approved the entries appearing on the Settlement Statement, and each acknowledges receipt of a copy of same. Seller acknowledges receipt and payment in full of any proceeds due Seller from the settlement. Seller warrants the correctness of all payoff amounts for outstanding mortgages, liens and encumbrances. If any deficiency occurs, Seller shall promptly remit the same to Slepian & Schwartz, LLC.

If the proration of taxes and assessments was made based on estimated amounts prior to receipt of current actual bills, Purchaser and Seller agree to adjust the prorations shown on the Settlement Statement between themselves when current actual bills are received. The payment of all outstanding taxes and assessments not paid at settlement are assumed by the Purchaser.

Purchaser and Seller acknowledge that Slepian & Schwartz, LLC makes no representations as to the status of any outstanding or past due water, sewerage or other utility bills applicable to the property. The status of such items shall be determined by, and are the responsibility, of the Purchaser and Seller.

Purchaser and Seller agrees that should any inadvertent errors or omissions later be discovered in any documents executed at settlement, Purchaser and Seller shall promptly execute such corrective documents and remit such sums as may be required to adjust or correct such errors or omissions.

Purchaser hereby acknowledges that a real property tax return and application for homestead exemption, if applicable, is required by law to be filed with the county tax collector in which the property lies, between the date of closing and April 1 of the year immediately following settlement and that such filings are the sole responsibility of Purchaser. Seller warrants that all required tax returns and applicable exemption applications have been filed for the current tax year. Seller further agrees to reimburse Purchaser for any penalties caused by Seller's failure to file a proper and timely tax return.

As part of the consideration of this sale, the contract between the parties is by reference incorporated herein and made a part hereof; the terms and conditions contained therein shall survive the closing and shall not merge upon delivery of the Warranty Deed.

Authorization to Distribute Settlement Statement:
PURCHASER AND SELLER ACKNOWLEDGE AND AUTHORIZE A COPY OF THE SETTLEMENT STATEMENT BE DISTRIBUTED TO ALL PARTIES ATTENDING THE CLOSING/CONSUMMATION IN ORDER TO REVIEW AT THE CLOSING/CONSUMMATION. A COPY OF THE SETTLEMENT STATEMENT WILL BE GIVEN TO THE PURCHASER, SELLER, LISTING AGENT, AND SELLING AGENT AFTER THE CLOSING/CONSUMMATION HAS BEEN COMPLETED.

Gap Indemnity Agreement:
Underwriter has been asked to issue its policy(ies) of title insurance or "marked up" commitment(s) to proposed insured(s) covering the Property Address referenced above prior to recording the deed, mortgage, deed of trust and/or other instruments required to be recorded (collectively, the "Closing Documents") without taking exception in such policy(ies) or commitment(s) to matters which may arise between the last Effective Date of the commitment / preliminary report referenced above and the date and time of recording of the Closing Documents (the "Gap Period"), which matters may be an encumbrance on or affect title to the Property Address.

In consideration of the Underwriter issuing its policy(ies) of title insurance or "marked up" commitment(s) as of the date of recording of the Closing Documents without taking exception to matters which may arise during the Gap Period, the undersigned agrees to: (1) promptly remove, release, bond or otherwise dispose of, to the satisfaction of Stewart, in its sole discretion, all liens, encumbrances or other objectionable matters filed or recorded against the Property Address during the Gap Period, and (2) indemnify, defend and hold Stewart harmless against all claims, costs, losses, liabilities, damages and expenses, including without limitation, attorney's fees and expenses, arising out of or relating to all such matters and the failure to promptly remove, release, bond or otherwise dispose of them, to the satisfaction of Stewart, in its sole discretion.

Receipts and Disbursements Agreement:
I/We agree to pay those courier fees, recording service fees, title binder fees, express delivery fees and/or any other fees associated with the processing/closing of this real estate transaction. All such charges having been disclosed on the settlement statement executed in connection with this real estate transaction and I/we acknowledge that said charges are made for my/our benefit, with the undersigned my/our express permission. I further acknowledge that courier fees, express delivery fees, title binder fees, and recording service fees disclosed on the closing statement may not be the exact sum actually incurred in connection with this transaction, and that overages, if any, will be the property of Slepian & Schwartz, LLC and used to cover the recording of assignments after closing, re-recording of documents, rush recording costs, recording service fees, express delivery fees, courier and special handling of recordings and/or shortages and errors made with respect to this transaction and other real estate transactions handled by Slepian & Schwartz, LLC as well as marketing and overheard expenses of this law firm. I/We waive any refund of said courier fees, express delivery fees, title binder fees and recording service fees with the understanding and agreement that I/we also will not be billed for any additional courier, express delivery fees, title binder fees or recording service fees that may be incurred in connection with this transaction.

In consideration of the interests of all parties to the above transaction that all funds should be collected, disbursed and recorded properly, and that no party hereto be either unjustly enriched, or penalized, to this end it is agreed as follows:

Funds are being received and disbursed for this closing by Slepian & Schwartz, LLC based upon good faith reliance upon its best knowledge and belief in the accuracy of information furnished by others. Subsequent to the closing hereof, should it later appear that any party received funds from, or failed to pay funds to, Slepian & Schwartz, LLC which rightfully should be refunded or paid, as the case may be, such party or parties, upon written notice to that effect, shall forthwith deliver such funds to Slepian & Schwartz, LLC for immediate payment to the property party or parties, so that funds shall then have been received and disbursed in accordance with the proper intention of the parties to comply with all applicable laws, rules, regulations, and instructions, just as though they would have been complied with at time of closing had all parties been equally aware of such requirement or requirements at the time of closing.

Nothing in this agreement shall add to, nor diminish a party's rights or obligations arising out of the party's previous agreements leading to this closing.

Disbursal Affidavit:
Personally appearing before me, the undersigned officer, **LEO CHEN CHU CHANG** and **MANDY MAN-MEI CHANG**, (hereinafter individually and/or collectively referred to as the "Deponent") who, being duly sworn according to law, depose(s) and state(s) on oath that said Deponent is the owner of:

All that tract or parcel of land lying and being in Land Lot 171 of the 9F District of Fulton County, Georgia, and being more particularly described as follows:

To find the point of beginning, begin at a point on the common land lot line of Land Lot 143 of the 14FF District and Land Lot 171 of 9F District, Fulton County, Georgia, at a point formed by the intersection with the Southeasterly right of way line of said DeMooney Road (60 foot right of way); running thence Southwesterly along the Southeasterly right of way line of DeMooney Road aforesaid and following a bearing of South 29 degrees 43 minutes 54 seconds East a distance of 29.66 feet to an iron pin (1/2 rebar) and the point of beginning; running thence and following a bearing of South 65 degrees 03 minutes 01 second East a distance of 336.89 feet to a ½ rebar; running thence and following a bearing of South 23 degrees 16 minutes 30 seconds East a distance of 432.08 feet to a½ rebar; running thence and following bearing of South 87 degrees 32 minutes 56 seconds West a distance of 17.51 feet to a ½ rebar; running thence and following a bearing of South 89 degrees 29 minutes 45 seconds West a distance of 311.13 feet to a ½ rebar; running thence and following a bearing of North 00 degrees 45 minutes 49 seconds West a distance of 231.25 feet to a 1 inch pipe; running thence and following a bearing of North 68 degrees 47 minutes 48 seconds West a distance of 269.12 feet to a½ rebar located on the West line of Land Lot 171 aforesaid; running thence along the land lot line and following a bearing of North 01 degree 48 minutes 05 seconds West a distance of 26.19 feet to a 3/8 inch rebar located on the Southeasterly right of way line of DeMooney Road aforesaid at its point of intersection with the West line of Land Lot 171 aforesaid; running thence Northeasterly along the Southeasterly right of way line of DeMooney Road aforesaid and following a bearing of North 29 degrees 43 minutes 54 seconds East a distance of 216.23 feet to a ½ rebar and the point of beginning; same being designated as Lot 2 and comprising 3.564 acres more or less all according to a plat and survey prepared for Emmanuel Ministries, Inc. by W.D. Gray & Associates, Inc., Georgia Registered Land Surveyor, Georgia Registered License No. 2343 and which plat is dated the 21st day of April, 2002.

Together With:

All that tract or parcel of land lying and being in Land Lot 171 of the 9F District of Fulton County, Georgia and Land Lot 143 of the 14FF District of Fulton County, Georgia, and being more particularly described as follows:

Beginning at a point marked by an iron pin, which is located South 80 degrees 29 minutes 17 seconds West a distance of 2687.65 feet from Fulton County Monument F-366, and which point is in the Easterly line of DeMooney Road; a Fulton County public highway with a 60 foot right of way, at a point that is North 29 degrees 14 minutes 52 seconds East a distance of 204.57 feet from the intersection of DeMooney Road with the North line of Land Lot 171 of the 9F District and the South line of Land Lot 143 of the 14FF District of Fulton County; thence South 89 degrees 27 minutes 20 seconds East a distance of 1129.11 feet to a point marked by an iron pin; thence South 01 degree 50 minutes 56 seconds East a distance of 178.80 to an point marked by an iron pin; thence South 89 degrees 30 minutes 00 seconds East a distance of 124.20 feet to a point marked by an iron pin; thence South 05 degrees 05 minutes 44 seconds East a distance of 851.99 feet to a point marked by an iron pin; thence North 89 degrees 17 minutes 20 seconds West a distance of 760.94 feet to a point marked by an iron pin; thence North 03 degrees 46 minutes 27 seconds East a distance of 146.93 feet to a point marked by an iron pin; thence North 64 degrees 47 minutes 42 seconds West a distance of 214.53 feet to a point marked by an iron pin; thence North 42 degrees 10 minutes 21 seconds West a distance of 65.32 feet to a point marked by an iron pin; thence North 88 degrees 06 minutes 25 seconds East a distance of 17.00 feet to a point marked by an iron pin; thence North 23 degrees 21 minutes 25 seconds West a distance of 432.08 feet to a point marked by an iron pin; thence North 65 degrees 07 minutes 56 seconds West a distance of 336.89 feet to a point marked by an iron pin, which point lies in the Easterly line of the right of way of said DeMooney Road; thence North 29 degrees 14 minutes 52 seconds East along the Easterly right of way of DeMooney Road a distance of 234.23 feet to a point marked by an iron pin, being the point and place of beginning, containing 24.112 acres and being Lot 1 as shown in that plat of survey, dated August 8, 1994, prepared by Charles C. Jones, GRLS #1650.

That said Deponent has authorized the closing attorneys, Slepian & Schwartz, LLC, to make disbursement of payoffs of all loans, encumbrances, liens, mortgages, and taxes outstanding against said property as shown on the closing statement governing this transaction.

Deponent further swears: that Deponent will indemnify, defend and hold harmless Slepian & Schwartz, LLC of and from any and all liability relative to the payoff of present loans, encumbrances, liens, mortgages and taxes against said property; that payoff figures presented at closing as shown on the closing statement are true and accurate to the best of Deponents knowledge and belief; and in the event of any discrepancy in payoff figures given to Slepian & Schwartz, LLC by Deponent, mortgagee(s) or lienholders against the caption property, Deponent will return and remit to Slepian & Schwartz, LLC any funds necessary to obtain satisfied security instruments or releases of any mortgages, liens or encumbrances filed against the caption property.

Deponent further swears that Deponent has read the above and understands the intent of this affidavit.

Sworn to and subscribed before me this **27th day of July, 2022**.

WITNESS

NOTARY PUBLIC
My Commission Expires:
Seal:

C M CHAFFIN
NOTARY PUBLIC
COMMISSION EXPIRES AUGUST 31, 2024
COWETA COUNTY, GEORGIA

PURCHASER:

3900 DEMOONEY, LLC

BY: ____________________(SEAL)
JERMAINE D MORRISON
MANAGER

****PURCHASER ONLY****

1099-S REAL ESTATE TRANSACTION FORM / CERTIFICATION WITH RESPECT TO SECTION 1445 OF THE INTERNAL REVENUE CODE / AFFIDAVIT OF EXEMPTION FROM WITHHOLDING

1. Settlement Agent:	SLEPIAN & SCHWARTZ, LLC 42 EASTBROOK BEND PEACHTREE CITY, GA 30269
2. Closing Date:	July 27, 2022
3. Seller(s) Name:	LEO CHEN CHU CHANG and MANDY MAN-MEI CHANG
4. REDACTED	
5. REDACTED	
6. Gross Proceeds:	$850,000.00
7. Address of Property conveyed:	3900 DEMOONEY RD, ATLANTA, GA 30349
8. Has Seller received or will Seller receive property or services as part of the consideration of this sale?	No
9. Name and Address of Purchaser:	3900 DEMOONEY, LLC 3015 R N MARTIN STREET East Point, GA 30344

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding tax is not required upon my disposition of a U.S. real property interest, I hereby certify that **I am NOT a nonresident alien for purposes of U.S. income taxation** and that I have provided my true and correct taxpayer identification number to the Settlement Agent and my mailing address above is correct.

I understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete.

This is important tax information and is being furnished to the Internal Revenue Service. If you are required to file a tax return, a negligence penalty or other sanction will be imposed on you if this transaction is required to be reported and the IRS determines that it has not been reported. If the Seller does not provide us with the correct taxpayer identification number, the parties may be subject to civil or criminal penalties imposed by law. Your signature hereon will serve to acknowledge your receipt of a copy of this form.

PURCHASER/PAYER(S):
I declare that I have examined items 1, 2, 6, 7, 8, and 9 above and the information contained therein is true, correct and complete.

3900 DEMOONEY, LLC

BY:__________________________(SEAL)
JERMAINE D MORRISON
MANAGER

CLOSING AND COMPLIANCE AGREEMENT
CONTINGENCY AND CERTIFICATION ACKNOWLEDGMENT

CASH CLOSING

CLOSING DATE: July 27, 2022
PURCHASER: 3900 DEMOONEY, LLC
SELLER: LEO CHEN CHU CHANG and MANDY MAN-MEI CHANG
PROPERTY ADDRESS: 3900 DEMOONEY RD, ATLANTA, GA 30349

CLOSING ATTORNEY: **Slepian & Schwartz, LLC** (the "Firm")

This Closing and Compliance Agreement is made and entered into this 27th day of July, 2022, by and between **LEO CHEN CHU CHANG and MANDY MAN-MEI CHANG** (hereinafter referred to as the "Seller") and **3900 DEMOONEY, LLC** (hereinafter referred to as the "Purchaser").

WHEREAS, the above Purchaser and Seller are parties to that certain Purchase and Sale Agreement, and the exhibits thereto (hereinafter collectively referred to as the "Agreement"), respecting the sale of the Property; and

WHEREAS, the Seller is the sole beneficial and record owner of the Property; and

WHEREAS, the Purchaser wishes to purchase and the Seller wishes to sell the Property;

NOW, THEREFORE, as consideration for the consummation and completion of the Closing contemplated in the Agreement, the Purchaser and the Seller hereby agree as follows:

1. The above recitals are true and accurate and incorporated herein by this reference.
2. The undersigned Purchaser and Seller acknowledge that all contingencies and all other matters as contained in the Agreement have been dealt with in a manner which is satisfactory to both the Purchaser and the Seller on and as of the date and time of Closing.
3. The undersigned Purchaser certifies that all representations and warranties of the Purchaser contained in the Agreement are true and correct on and as of the date and time of Closing with the same force and effect as if made on and as of the date and time of Closing. Further, with the exception of any obligations which survive the Closing, the Purchaser has performed all obligations of the Purchaser contained in the Agreement.
4. The undersigned Seller certifies that all representations and warranties of the Seller contained in the Agreement are true and correct on and as of the date and time of Closing with the same force and effect as if made on and as of the date and time of Closing. Further, with the exception of any obligations which survive the Closing, the Seller has performed all obligations of the Seller contained in the Agreement.
5. The Agreement and all of the various terms, provisions, representations, warranties, covenants, and agreements contained therein, and in the exhibits attached thereto, shall survive this Closing and the completion of the various transactions provided for therein. The doctrine of merger shall not apply thereto.
6. The undersigned Purchaser and Seller, without further consideration, agree to cooperate and to perform such further and future acts and to execute any and all instruments, documents, titles, covenants or agreements necessary or desirable to carry out or implement the full purpose and intent of the Agreement.
7. The undersigned Purchaser and Seller further hold Slepian & Schwartz, LLC harmless of and from any liability concerning contingencies, certifications, warranties or representations of either party contained in the Agreement or the Closing documents.

The undersigned Purchaser and Seller, for and in consideration of the closing of the sale of the Property, agree, if requested by the closing attorney, to fully and promptly cooperate to adjust for clerical errors on any or all transaction closing documentation, if deemed necessary or desirable in the reasonable discretion of the closing attorney. The parties agree to the prompt execution, re-execution, correction or completion of transaction documentation as a result of omissions, typographical or scrivener's errors, math errors or to otherwise correctly reflect the terms of the transaction.

The parties agree that, if for any reason the funds collected at closing for payment of closing costs, taxes, assessments, loan, mortgages, lien, charges or other encumbrances are insufficient to pay such obligations in full, the party to whom such costs or payoffs were charged (or should have been charged) shall immediately remit to the closing attorney, by cashier's check or certified funds, all additional sums required to pay such obligations.

The parties further agree that this transaction will not be deemed closed and that no documents will be recorded or released until all documents have been adjusted for said clerical errors, and the closing attorney has received all funds and acknowledge receipt of correct funds.

The undersigned Purchaser and Seller hereby appoint Slepian & Schwartz, LLC as their attorney-in-fact to correct any such errors in notes, security instruments, deeds, settlement statements, addenda, attachments, affidavits or any other documents; and to sign or initial where changes are made as our attorney-in-fact may deem proper and necessary. No changes in mortgage documents shall be made by our attorney-in-fact which shall substantially alter the terms and conditions of the loan transaction, or change the general meaning thereof. In the event this procedure is utilized, the affected Purchaser and/or Seller shall receive a copy of the corrected document(s).

IN WITNESS WHEREOF, the undersigned have caused this document to be executed under seal on the date shown above.

Sworn to and subscribed before me this 27th day of July, 2022.

WITNESS

NOTARY PUBLIC
My Commission Expires:
Seal:

C M CHAFFIN
NOTARY PUBLIC
COMMISSION EXPIRES
AUGUST 31, 2024
COWETA COUNTY, GEORGIA

PURCHASER:

3900 DEMOONEY, LLC

BY: ____________ **(SEAL)**
JERMAINE D MORRISON
MANAGER

SLEPIAN & SCHWARTZ, LLC
PRIVACY NOTICE

CLOSING DATE:	July 27, 2022	**CASH CLOSING**
PURCHASER:	3900 DEMOONEY, LLC	
SELLER:	LEO CHEN CHU CHANG and MANDY MAN-MEI CHANG	
PROPERTY ADDRESS:	3900 DEMOONEY RD, ATLANTA, GA 30349 (the "Property")	
CLOSING ATTORNEY:	**Slepian & Schwartz, LLC**	

This notice is given in accordance with the provisions of the Gramm-Leach-Bliley Act, Title V, Subtitle A, (Public Law 106-102) and the Federal Trade Commission regulations set forth in 16 CFR 313 pertaining to Privacy of Consumer Financial Information.

SLEPIAN & SCHWARTZ, LLC is committed to keeping **Nonpublic Personal Information** that we collect confidential and secure. This notice is to inform you of our policies regarding **Nonpublic Personal Information**.

Federal Law and Regulations define NONPUBLIC PERSONAL INFORMATION as:

(i) Personally identifiable financial information; and

(ii) Any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available.

Under Federal Law and Regulations Nonpublic Personal Information does NOT include:

(i) Publicly available information, [except any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available]; OR

(ii) Any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived without using any personally identifiable financial information that is not publicly available.

We collect **Nonpublic Personal Information** about you from the following sources:

- Information we receive from you on applications or other forms;
- Information about your transaction with us, our affiliates, or others; and
- Information we receive from a consumer reporting agency.

We do NOT disclose any Nonpublic Personal Information about our customers or former customers to anyone, except as permitted by law.

We restrict access to **Nonpublic Personal Information** about you to our attorneys and employees who need to know that information to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your **Nonpublic Personal Information**.

The foregoing Slepian & Schwartz, LLC Privacy Notice was received by the undersigned on the date shown below.

This 27th day of July, 2022.

3900 DEMOONEY, LLC

BY:__________________________**(SEAL)**
JERMAINE D MORRISON
MANAGER

LEGAL SERVICES STATEMENT AND NOTICE TO PURCHASER AND DISCLAIMER

CLOSING DATE: July 27, 2022 **CASH CLOSING**
PURCHASER: 3900 DEMOONEY, LLC
SELLER: LEO CHEN CHU CHANG and MANDY MAN-MEI CHANG
PROPERTY ADDRESS: 3900 DEMOONEY RD, ATLANTA, GA 30349
CLOSING ATTORNEY: **Slepian & Schwartz, LLC** (the "Firm")

The attorney's fees paid this date to the Firm are for services generally described as follows:

1. Examination of the deed records in the appropriate courthouse which form the basis of title to the Property being transferred and/or offered as security for a loan; the examination of other records such as the general execution docket, the federal tax lien docket, the suits docket, probate court records, the lis pendens docket; and the examination in the appropriate courthouse and/or city hall of the status of the ad valorem tax records including street improvement water and sewerage assessment records;
2. An assessment and the furnishing of a preliminary legal opinion as to the status of title as shown from such an examination of all such public records;
3. The preparation, where appropriate, of documents in order to satisfy defects found in the title through such examination;
4. The preparation of documents necessary or appropriate to consummate any loan associated with this transaction, including the transfer of title to the Borrower and/or Lender as security for the loan;
5. The payment of Georgia Intangible Tax, if any, on any Security Deed to the proper authorities;
6. The recording of the appropriate documents on the official public records to insure record title to the Property is vested in the Lender;
7. The issuance of this Firm's written certificate to the Lender, or to any title insurance company if title insurance is purchased, that record title appears vested in Borrower and, following the closing will be vested in the Borrower, subject only to the security deed held by the Lender, any other mortgages, subordinated or not otherwise required to be paid by Lender, and to other encumbrances which are not considered major enough to render the title unmarketable; and
8. Any and all other services incident to the foregoing.

The basis for evaluating and arriving at the fee to this Firm are: the complexity and difficulty of work performed; the responsibility and ultimate continuing liability of the Firm as measured by the amount involved in the transaction; approximately ten (10) hours' time expended in all of the foregoing by the attorneys and their staff; and the overhead expense of the Firm in performing such services such as salaries, rent, equipment supplies and other expenses.

The Firm does not represent you as your attorney and you are entitled, and have had the opportunity, to retain counsel of your choice to examine and certify title to the Property, attend the closing, review the documents, and render independent advice in connection with this transaction.

In closings where no Lender is involved, the above services are performed by this Firm solely to facilitate the transaction between the parties. The Firm does not represent you as your attorney and you are entitled to retain counsel of your choice if you desire to do so. The party paying the attorney's fees is doing solely as a result of that party's obligation under the Purchase and Sales Agreement between the parties to pay all or a portion of the closing costs, and the payment of this fee in no way indicates or implies the existence or creation of an attorney-client relationship between that party and the Firm. In this regard, the Borrower hereby agrees to indemnify and hold the Firm and the closing attorney harmless of and from any and all claims relating to the handling of the closing by this Firm. No member or employee of the Firm has made any representations, assurances, guarantees, opinions, or certifications to either party upon which that party is relying, as to that party's interest in the Property or legal rights under the closing or loan documents, if any.

NOTICE TO PURCHASER DISCLAIMER: ***(PURCHASER ONLY)***
Pursuant to Opinion No. 304 of the American Bar Association's Committee of Professional Ethics, and in conformance with established case law and court rulings, notice is hereby given to you, as the Purchaser/Mortgager, that:

1. Even though a portion of your closing costs may go toward the payment of attorney fees, the closing attorney is not your lawyer.
2. You have the absolute right to hire your own attorney to advise you as to all issues in this transaction, including the advisability and availability of obtaining owner's title insurance.
3. Certain risks that may affect an owner's title cannot be detected even after diligent search and evaluation. Such risks include, without limitation, the possibility that evidence of title may be based on forged or fraudulent documents; that errors may have occurred in the recording process at the recording office; and that certain on and off the record interests may be difficult or impossible to determine.
4. SLEPIAN & SCHWARTZ, LLC acts as agents for the title insurance company which will issue such policy and, as agents, will receive a commission for the issuance of such title insurance to the lender.
5. You may purchase your own owner's title insurance coverage by paying the premium disclosed on the Settlement Statement.
6. SLEPIAN & SCHWARTZ, LLC, as agents for the title company, would also receive a commission from the issuance of your owner's title insurance. In addition, SLEPIAN & SCHWARTZ, LLC may also receive fees for legal services, simultaneous issue fee and document preparation which is included in the premium disclosed.

By signing below, you hereby acknowledge that you have read and agreed in the terms of the above Notice/Disclaimer and hereby state your desire as to purchasing an owner's title insurance policy.

ACCEPT OWNER'S TITLE INSURANCE: ✓ ________

REJECT OWNER'S TITLE INSURANCE: ________ ________

This 27th day of July, 2022.
PURCHASER:

3900 DEMOONEY, LLC

BY:______________________(SEAL)
JERMAINE D MORRISON
MANAGER

LAW FIRM:

____
SLEPIAN & SCHWARTZ, LLC